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                                                                   Exhibit  99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT of 2002


In connection with the Quarterly Report of Colony RIH Holdings, Inc. and Resorts International Hotel and Casino, Inc. (the "Companies") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph A. D'Amato, Vice President and Principal Financial Officer of the Companies, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Joseph A. D'Amato

Joseph A. D'Amato
Vice President and Principal Financial Officer
August 14, 2002